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                                                                   Exhibit 23.8


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in this registration statement on Form S-3 of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated May 17, 1999 on the balance sheet of Wicks Radio Group (a Division of the Wicks Broadcast Group Limited Partnership) as of December 31, 1998, and the related statements of operations and changes in division equity, and cash flows for the year then ended included in Citadel Communications Corporation's Current Report on Form 8-K dated December 10, 1999 and in Citadel Broadcasting Company's Current Report on Form 8-K dated December 10, 1999, and to the reference to our firm under the heading "Independent Auditors" in this registration statement.


                                                       /s/ KPMG LLP


McLean, Virginia
January 10, 2000